EXHIBIT 99.1





        EFC BANCORP, INC. ANNOUNCES SECOND QUARTER 2004 OPERATING RESULTS

ELGIN, Ill., July 30/PRNewswire-FirstCall/ Barrett J. O'Connor, Chief Executive

Officer of EFC Bancorp, Inc. (AMEX: EFC) (the "Company"), the holding company for EFS Bank (the "Bank"), reported net income for the Company for the three and six months ended June 30, 2004 of $1.5 million and $3.5 million, respectively,

compared to $2.0 million and $3.6 million for the comparable prior year periods.

For the three and six months ended June 30, 2004 basic earnings per share decreased 25.0% and 4.7% to $0.36 and $0.82, respectively, from $0.48 and $0.86 for the comparable prior year periods. In addition, for the three and six months ended June 30, 2004 diluted earnings per share decreased 26.1% and 4.9% to $0.34 and $0.77, respectively, from $0.46 and $0.81 for the comparable prior year periods.


         Total assets at June 30, 2004 were $950.9 million, which represents an increase of $53.8 million, or 6.0%, compared to $897.1 million at December 31,

2003. The increase in total assets was the result of increases in loans receivable of $44.1 million, or 6.1%, to $761.0 million at June 30, 2004 from

$716.9 million at December 31, 2003, cash and cash equivalents, which increased

$10.3 million, or 47.3%, to $32.2 million at June 30, 2004 from $21.9 million at

December 31, 2003, mortgage-backed securities, which increased $1.6 million, or

16.5%, to $11.8 million at June 30, 2004 from $10.2 million at December 31, 2003 and bank owned life insurance, which increased $807,000, or 4.5%, to $18.8 million at June 30, 2004 from $18.0 million at December 31, 2003. These increases were partially offset by a decrease in investment securities of $5.3 million, or 5.8%, to $85.4 million at June 30, 2004 from $90.7 million at

December 31, 2003. The loan growth was funded by increases in deposits and borrowed money. Deposits increased $44.1 million, or 7.4%, to $640.9 million at

June 30, 2004 from $596.8 million at December 31, 2003. Borrowed money,

primarily representing FHLB advances, increased $9.2 million to $221.0 million at June 30, 2004 from $211.8 million at December 31, 2003.


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         Stockholders' equity increased $1.3 million to $79.7 million at June

30, 2004 from $78.4 million at December 31, 2003. The increase in stockholders'

equity was primarily the result of the Company's net income for the six months ended June 30, 2004, which was partially offset by stock repurchases, dividends paid and a $2.1 million decrease in the Company's accumulated other comprehensive income relating to the change in fair value of its available-for-sale investment portfolio. As of June 30, 2004, there were

4,652,640 shares of common stock outstanding, resulting in a book value of

$17.13 per share.


         Net interest income before provision for loan losses decreased by

$394,000, or 6.3%, to $5.8 million for the three months ended June 30, 2004 and

$320,000, or 2.6% to $11.9 million for the six months ended June 30, 2004 as compared to the respective prior year periods. These decreases are primarily due to decreases in average yield on interest-earning assets of 78 and 77 basis points for the three and six months ended June 30, 2004, respectively. The average yield on interest-earning assets decreased to 5.18% and 5.28% for the three and six months ended June 30, 2004, respectively, from 5.96% and 6.05% for the comparable prior year periods. The effect of which was partially offset by increases in the average interest-earning assets of $93.2 million and $99.8 million for the comparable time periods. The decreases in the average yield on interest earning assets are due to the overall lower interest rate environment.

In addition, average interest-bearing liabilities increased $91.1 million and

$97.5 million for the three and six months ended June 30, 2004, respectively,

compared to the prior year periods. The average cost of interest-bearing liabilities decreased 32 basis points to 2.72% for the three months ended June

30, 2004 from 3.04% for the three months ended June 30, 2003 and 39 basis points to 2.74% for the six months ended June 30, 2004 from 3.13% for the six months ended June 30, 2003. Interest rate spread decreased 46 basis points to 2.46% for the three months ended June 30, 2004 from 2.92% for the three months ended June

30, 2003 and decreased 38 basis points to 2.54% for the six months ended June

30, 2004 from 2.92% for the six months ended June 30, 2003. In addition, net interest margin decreased 53 basis points to 2.72% for the three months ended

June 30, 2004 from 3.25% for the three months ended June 30, 2003 and 45 basis points to 2.81% for the six months ended June 30, 2004 from 3.26% for the six months ended June 30, 2003. The average yields, costs and spreads are reported on a tax equivalent basis.

         The provision for loan losses increased $48,000 to $190,000 for the three months ended June 30, 2004 and $17,000 to $340,000 for the six months ended June 30, 2004, as compared to the prior year periods. The increase in the provision for loan losses is primarily due to a greater emphasis placed on commercial lending.


         Noninterest income decreased $285,000, or 16.3%, to $1.5 million for the three months ended June 30, 2004 from the prior year period. The decrease is primarily due to decreases of $324,000 in gain on sale of securities, $130,000 in gain on sale of loans and $118,000 in income generated by Computer Dynamics

Group ("CDGI"). These decreases were partially offset by increases of $167,000 in service fees and $90,000 in insurance and brokerage commissions. In addition,

noninterest income increased $321,000, or 11.6%, to $3.1 million for the six months ended June 30, 2004 from the prior year period. The increase is due to increases of $302,000 in service fees, $228,000 in insurance and brokerage commissions, $149,000 in gain on sale of property, which was a building previously occupied by the Bank and $105,000 in gain on sale of loans. These increases were partially offset by decreases of $261,000 in income generated by

CDGI and $277,000 in gain on sale of securities. The decrease in income generated by CDGI is largely due to a decrease in sales due to a weaker demand for technology services.


         Noninterest expense increased by $298,000, or 6.3%, to $5.0 million for the three months ended June 30, 2004 over the comparable period in 2003. Of this increase, $176,000 was directly related to compensation and benefits, and

$63,000 was related to professional audit fees. In addition, expenses relating to advertising increased $52,000 and data processing expenses increased $56,000 from the comparable period in 2003. Noninterest expense increased by $532,000,

or 5.8%, to $9.7 million for the six months ended June 30, 2004 over the comparable prior year period. Of this increase, $301,000 was directly related to compensation and benefits, $91,000 was related to data processing, $78,000 was related to advertising and $90,000 was related to professional audit fees.


         On June 15, 2004, the Company announced an increase in its quarterly dividend to $0.1525 from $0.15 per share. Payment of the cash dividend was made on July 13, 2004 to shareholders of record on June 30, 2004.




         On July 29, 2004 the Company's stock price closed at $26.40 per share on the American Stock Exchange. The Company's dividend yield totaled 2.31%.


         EFC Bancorp, Inc. is a thrift holding company headquartered in Elgin,

Illinois, with $950.9 million in assets. Its primary subsidiary, EFS Bank, a state chartered financial institution, maintains eight full service offices in

Elgin and surrounding communities. A new EFS Bank office is planned for the fourth quarter of 2004 in St. Charles, Illinois.


         For further information about the Company and the Bank visit them on the world wide web at www.efcbancorp.com and www.efsbank.com, respectively.


          EFC Bancorp, Inc. common stock is traded on the American Stock

Exchange under the symbol "EFC".


          Statements contained in this news release which are not historical facts, are forward-looking statements as that term is defined in the Private

Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the

Company with the Securities and Exchange Commission from time to time.


         The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.



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


PRESS RELEASE DATA
------------------
EFC BANCORP, INC.
AND SUBSIDIARIES

Selected consolidated financial data,
     operating data and selected ratios (Unaudited)
=======================================================================================================================
                                                                             June 30,      March 31,     December 31,
                                                                               2004           2004           2003
-----------------------------------------------------------------------------------------------------------------------
SELECTED CONSOLIDATED FINANCIAL DATA (IN THOUSANDS):
  Total Assets                                                                 $ 950,863        917,553        897,093
  Loans receivable, net                                                          760,853        713,574        716,884
  Investment securities available-for-sale                                        85,444         80,711         90,656
  Mortgage-backed securities available-for-sale                                   11,841          9,157         10,165
  Deposits                                                                       640,859        627,687        596,764
  FHLB Advances                                                                  221,000        196,200        204,700
  Stockholders' equity                                                            79,722         81,016         78,404
  Non-performing assets                                                            2,543          2,614          2,767
  Non-performing loans                                                             2,543          2,614          2,767
  Allowance for loan losses                                                        4,079          3,893          3,755
-----------------------------------------------------------------------------------------------------------------------

SELECTED RATIOS:
  Total equity to total assets                                                     8.38%          8.83%          8.74%
  Allowance for loan losses as a % of nonperforming assets                       160.40%        148.93%        135.71%
  Allowance for loan losses as a % of nonperforming loans                        160.40%        148.93%        135.71%
  Allowance for loan losses as a % of loans, net                                   0.54%          0.55%          0.52%
  Book value per share                                                         $   17.13          17.61          17.07
  Market value per share                                                           23.25          27.75          23.90
  Dividends per share (for the quarter ended)                                     0.1525         0.1500         0.1475

=======================================================================================================================

                                                                 Three months ended             Six months ended
                                                                      June 30,                      June 30,
                                                            -----------------------------------------------------------
                                                                  2004          2003           2004           2003
SELECTED CONSOLIDATED OPERATING DATA                        -----------------------------------------------------------
  (IN THOUSANDS, EXCEPT PER SHARE DATA):
  Interest income                                                 $ 11,233        11,574         22,679         22,999
  Interest expense                                                   5,411         5,358         10,799         10,799
                                                            -----------------------------------------------------------
    Net interest income before provision for loan losses             5,822         6,216         11,880         12,200
  Provision for loan losses                                            190           142            340            323
                                                            -----------------------------------------------------------
    Net interest income after provision for loan losses              5,632         6,074         11,540         11,877
  Noninterest income                                                 1,461         1,746          3,077          2,756
  Noninterest expense                                                5,001         4,703          9,737          9,205
                                                            -----------------------------------------------------------
    Income before income tax expense and minority interest           2,092         3,117          4,880          5,428
  Income tax expense                                                   553         1,133          1,377          1,877
                                                            -----------------------------------------------------------
    Income before minority interest                                  1,539         1,984          3,503          3,551
  Minority interest                                                      4            50             10             71
                                                            -----------------------------------------------------------
    Net income                                                    $  1,543         2,034          3,513          3,622
                                                            ===========================================================

  Earnings per share - basic                                      $   0.36          0.48           0.82           0.86
  Earnings per share - diluted                                        0.34          0.46           0.77           0.81

=======================================================================================================================

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

                                                                   Three months ended            Six months ended
                                                                       June 30,                      June 30,
                                                            -----------------------------------------------------------
                                                                 2004          2003           2004           2003
                                                            -----------------------------------------------------------
SELECTED RATIOS:
  Return on average assets (1)                                       0.66%         0.97%          0.76%          0.89%
  Return on average equity (1)                                       7.62%        11.10%          8.74%          9.59%
  Noninterest expense to average total assets (1)                    2.13%         2.25%          2.10%          2.25%
  Efficiency ratio (3)                                               68.7%         59.1%          65.1%          61.5%

  Tax Equivalent Net Interest Margin:
  Interest income as stated                                      $  11,233        11,574       $ 22,679         22,999
  Add: Tax equivalent adjustment - investments (2)                     192           199            381            412
           Tax equivalent adjustment - loans (2)                        -              1              2              2
                                                                 ---------       -------       --------         ------
  Tax equivalent interest income                                 $  11,425        11,774       $ 23,062         23,413
                                                                 =========       =======      =========        =======

  Net interest margin without tax adjustment (1)                     2.64%         3.15%          2.72%          3.15%
  Net interest margin - tax equivalent (1)(2)                        2.72%         3.25%          2.81%          3.26%
  Yield on interest-earning assets without tax adjustment (1)        5.09%         5.86%          5.19%          5.95%
  Yield on interest-earning assets  - tax equivalent (1)(2)          5.18%         5.96%          5.28%          6.05%
  Yield on interest-bearing liabilities (1)                          2.72%         3.04%          2.74%          3.13%
  Interest rate spread without tax adjustment (1)                    2.37%         2.82%          2.45%          2.82%
  Interest rate spread  - tax equivalent (1)(2)                      2.46%         2.92%          2.54%          2.92%



SELECTED CONSOLIDATED AVERAGE BALANCE DATA (IN THOUSANDS):
                                                                  Three months ended            Six months ended
                                                                      June 30,                      June 30,
                                                            -----------------------------------------------------------
                                                                  2004          2003           2004           2003
                                                            -----------------------------------------------------------
  Total Assets                                                   $ 939,669       835,560      $ 926,544        817,174
  Loans receivable, net                                            751,319       646,243        737,967        632,362
  Total deposits                                                   591,749       515,949        584,867        508,188
  Borrowings                                                       203,667       188,367        202,183        181,367
  Stockholders' equity                                              80,929        73,255         80,421         75,496

  (1)  Annualized.
  (2)  This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 34.0%.
  (3)  The efficiency ratio represents the ratio of noninterest expense divided by the sum of net interest income and noninterest income.
=======================================================================================================================
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